Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of beneficial interest, $0.01 par value	(1)	(1)	(1)	(1)	(1)	(1)

Fees to Be Paid	Equity	Preferred Shares of beneficial interest, $0.01 par value	(1)	(1)	(1)	(1)	(1)	(1)

Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)

Fees to Be Paid	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$100,000,000 (2)	0.00014760	$14,760

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$100,000,000		$14,760

	Total Fees Previously Paid							—

	Total Fee Offsets							$12,944.45

	Net Fee Due							$1,815.55

(1)

Pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—

Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Rule 457(p)

Fee Offset Claims	Universal Health Realty Income Trust	S-3	333-238301	5/15/2020		$12,944.45 (1)	(2)	(2)	(2)	$99,726,084.80	—

Fee Offset Sources	Universal Health Realty Income Trust	S-3	333-238301	—	5/15/2020	—	—	—	—	—	$5,255.91 (3)

Fee Offset Sources	Universal Health Realty Income Trust	S-3	333-208264	—	11/30/2015	—	—	—	—	—	$7,688.54 (3)

(1)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $12,944.45, which represents the portion of the registration fee previously paid with respect to $99,726,084.80 of unsold securities (the “Unsold Offset Securities”) previously registered on the Registration Statement on Form S-3, originally filed by the registrant on filed May 15, 2020 (File No. 333-238301) (the “2020 Registration Statement”). The offering of the Unsold Offset Securities pursuant to the 2020 Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.

(2)	The 2020 Registration Statement registered for sale the registrant’s Common Shares, Preferred Shares and Debt Securities.
(3)

In connection with the filing of a Prospectus Supplement under the 2020 Registration Statement pursuant to Rule 424(b)(5) under the Securities Act on June 8, 2020 covering an at-the-market offering of the registrant’s Common Shares, the registrant paid a filing fee of $5,255.91 associated with the offering of a portion of the unsold securities (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) and offset $7,724.09 with respect to $76,703,973 of unsold securities previously registered pursuant to the registrant’s prior registration statement on Form S-3 (File No. 333-208264), originally filed by the registrant on filed November 30, 2015 and declared effective on December 22, 2015.